Exhibit 99.1

News Release

Brooke Credit Corporation to Merge with Oakmont Acquisition Corp.

Brooke Corporation to Remain Largest Shareholder

OVERLAND PARK, Kan., Feb. 8, 2007 – Brooke Corporation (Nasdaq: BXXX) announced today that it has entered into a definitive agreement by which Brooke Credit Corporation, its finance company subsidiary, will merge with Oakmont Acquisition Corp. (OTCBB: OMAC) (“Oakmont”). The planned merger will result in Brooke Credit becoming a public company with Brooke Corporation as its largest shareholder.

Oakmont is a blank check or special purpose acquisition company (SPAC) formed for the purpose of investing in an operating business to build long-term shareholder value. Oakmont was founded by Robert J. Skandalaris and Michael Azar, two executives with significant public company experience. At Sept. 30, 2006, Oakmont had approximately $48.6 million in cash available for effecting a business combination. Additional information about Oakmont can be found at www.sec.gov.

Under the terms of the agreement, Brooke Credit will merge with and into Oakmont, with the surviving company operating under the name of Brooke Credit Corporation. At closing, Brooke Corporation and warrant holders will receive merger consideration of approximately 17.5 million shares of Oakmont common stock with a current value of approximately $105.0 million. Brooke Corporation and warrant holders will receive an additional 4.0 million shares of Oakmont common stock should Brooke Credit achieve adjusted earnings (as defined in the definitive Agreement and Plan of Merger) of $15.0 million in 2007, and an additional 1.0 million shares should Brooke Credit achieve adjusted earnings of $19.0 million based on the same computation in 2008. The contingent consideration has a current value of approximately $30.0 million.

Immediately prior to the merger, Oakmont will effect a reincorporation merger in order to become a Kansas corporation. At the closing of the transaction, Brooke Corporation will own approximately 58.2 percent of the outstanding shares of common stock of Oakmont. Giving effect to the increased shares in the event the financial goals are achieved during 2007 and 2008, Brooke Corporation would own approximately 63.6 percent of the outstanding shares of common stock of Oakmont. These percentages of Brooke Corporation’s ownership of Oakmont common stock do not reflect the effect of any exercise of any outstanding Oakmont warrants; however, do reflect the effect of outstanding Brooke Credit warrants. If all of Oakmont outstanding warrants are exercised, then Brooke Credit would receive up to approximately $85.8 million in additional equity, and Brooke Corporation’s ownership interest would decrease to approximately 41.8 percent of Oakmont’s outstanding shares, assuming the 2007 and 2008 financials goals are achieved, and approximately 36.1 percent of outstanding shares if the financial goals are not achieved. The available cash of Oakmont is expected to be used for working capital, possible finance company acquisitions and to grow Brooke Credit’s loan portfolio.

Robert D. Orr, chairman and chief executive officer of Brooke Corporation, stated, “Brooke Corporation’s core business is franchising of independent insurance agencies. Our franchising activities have spawned two additional and separate business units, one of which is Brooke Credit Corporation, which specializes in lending to insurance-related businesses. The capital requirements of Brooke Credit Corporation have grown as its loan portfolio balances have grown. As a public company, Brooke Credit Corporation is better positioned to access the capital markets. As such, we believe that sharing ownership in Brooke Credit Corporation will ultimately result in more value for Brooke Corporation shareholders.”

Michael Lowry, chief executive officer of Brooke Credit Corporation, stated, “We are excited about the opportunities that this new relationship with Oakmont will bring to Brooke Credit’s business. During 2006, Brooke Credit achieved a significant milestone by growing its loan portfolio to $483.3 million, representing an annualized growth rate during 2006 of approximately 74 percent. We believe that the merger with Oakmont and resulting increase in equity will help Brooke Credit continue its growth and success.”

Robert J. Skandalaris, chairman and chief executive officer of Oakmont, stated, “We are very excited about this opportunity. Through our relationships within the financial and investment banking industry, we were presented with this transaction, which we determined was a tremendous opportunity for our shareholders. The management team at Brooke Credit is exceptional and they have, in a very short period of time, created the industry leader in specialty finance. We look forward to a very productive future with this management team.”

About Brooke Corporation … Brooke Corporation is listed on the Nasdaq Global Market under the symbol “BXXX”. Its wholly owned subsidiary, Brooke Franchise Corporation, distributes insurance and banking services through a network of more than 700 franchise locations. Brooke Franchise was named the 22nd largest U.S. insurance agency by Business Insurance magazine (2006) and the country’s No. 37 top franchise opportunity by Entrepreneur magazine (2007). For more information, visit http://www.brookeagent.com.

About Brooke Credit Corporation …Brooke Credit Corporation is a subsidiary of Brooke Corporation (Nasdaq: BXXX) that originates loans to insurance agencies and related businesses. Brooke Credit’s loan portfolio balances totaled approximately $483.3 million on Dec. 31, 2006. Loans have been mostly sold as individual loans to participating lenders or as pooled loans to investors through asset-backed securitizations.

The transaction has been approved by the boards of Brooke Credit, Brooke Corporation and Oakmont, but is subject to customary closing conditions including the approval of Oakmont’s stockholders. In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Oakmont’s certificate of incorporation. The transaction is anticipated to close during the second quarter of 2007.

The matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or another comparable terminology, or by discussions of strategy, plans or intentions. In particular, any statements, express or implied, concerning future operating results or ability to generate revenues, income or cash flow to service debt are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the risks associated with the successful consummation of the merger contemplated hereby. In light of these and other uncertainties, the inclusion of forward-looking statements in this news release should not be regarded as a representation by Brooke Credit or Brooke Corporation. that Brooke Credit’s plans and objectives will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Brooke Credit assumes no obligation to update information contained in this news release. Contact: Anita Larson of Brooke Corporation, larsa@brookecorp.com, or +1-913-661-0123

ADDITIONAL INFORMATION

Stockholders of Oakmont are advised to read, when available, Oakmont’s preliminary proxy statement and definitive proxy statement in connection with Oakmont’s solicitation of proxies for the special meeting because these statements will contain important information regarding Brooke Credit and the transaction. The definitive proxy statement will be mailed to Oakmont stockholders as of a record date to be established for voting on the merger. Oakmont stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Oakmont Acquisition Corp., 33 Bloomfield Hills Parkway, Suite 240. Bloomfield Hills, MI 48304. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site ( http://www.sec.gov ).

Oakmont and Brooke Credit and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger with Brooke Credit. Information regarding Oakmont’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed by Oakmont with the U.S. Securities and Exchange Commission when it becomes available.